Exhibit 4.14

          This AMENDMENT No. 1 made and entered into the 27th day of February, 1998, among Northwest Airlines Corporation ("Parent"), Newbridge Parent Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Holdco Sub"), Air partners, L.P., a Texas limited partnership (the "Partnership"), the partners of the Partnership (collectively, the "Partners"), Bonderman Family Limited Partnership, a Texas limited partnership ("Transferor I"), Air Saipan, Inc., a CNMI corporation ("Transferor II"), and 1992 Air, Inc., a Texas corporation ("Transferor III").

          WHEREAS, Parent, Holdco Sub, the Partnership, the Partners, Transferor I, Transferor II and Transferor III are parties to an Investment Agreement dated as of January 25, 1998 (the "Investment Agreement"; capitalized terms used and not defined herein have the meaning assigned to them in the Investment Agreement); and

          WHEREAS, the parties hereto desire to amend the Investment Agreement to adjust the maximum percentage of the consideration to be paid to the Partners pursuant thereto that may be so paid in shares of Holdco Sub Class A Common Stock;

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          Section 1. Amendments. (a) Schedules 2.2(a) and 2.2(b) to the Investment Agreement are hereby deleted in their entirety and replaced with Schedules 2.2(a) and 2.2(b) hereto, respectively.

          (b)  The reference din Section 2.2(c) of the Investment
Agreement to "40%" is hereby deleted and replaced with a referenced to "41%."

          (c) Immediately following Section 2.2(c) of the Investment Agreement a new Section 2.2(d) is hereby inserted, as follows:

               "(d) it is understood and agreed by the parties there, subject to clause (c) of this
          Section 2.2, 1992 Air GP may elect to receive part of the consideration for its Allocable Company Class A Shares in cash and part in shares of Holdco Sub Class A Common Stock as set forth on Schedules 2.2(a) and 2.2(b), so that 1992 Air GP shall be both a Cash Electing Partner and a Share Electing Partner."

          Section 2.  Approval.  This Amendment is made pursuant to
Section 7.8 of the Investment Agreement, which requires the written consent of each of Parent, Holdco Sub, the Partnership, the Partners, Transferor I, Transferor II and Transferor III, each of whom hereby consents to the foregoing amendment.

          Section 3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York as applied in contracts entered into and to be performed in New York without regard to the application of principles of conflicts of laws.

          Section 4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be considered an original and all of which, taken together, shall constitute the same documents.

          IN WITNESS WHEREOF, the parties have executed, delivered and entered into this Agreement as of the date and year first written above.

                              NORTHWEST AIRLINES CORPORATION

                              By:
                              Name:
                              Title:

                              NEWBRIDGE PARENT CORPORATION

                              By:
                              Name:
                              Title:

                              AIR PARTNERS, L.P.

                              1992 AIR GP, a Texas general partnership

                              By:  1992 Air, Inc., a Texas corporation,
                                     managing partner

                                    By:
                                    Name:
                                    Title:

                              THE PARTNERS:

                              GENERAL PARTNERS:

                              1992 AIR GP, a Texas general partnership

                              By:  1992 Air, Inc., a Texas corporation,
                                     general partner


                                     By:
                                     Name:
                                     Title:

                              AIR II GENERAL, INC., a Texas Corporation

                              By:
                              Name:
                              Title:

                              LIMITED PARTNERS:

                              DAVID BONDERMAN
                              BONDERMAN FAMILY LIMITED PARTNERSHIP
                              ESTATE OF LARRY LEE HILLBLOM
                              By:  Russell K. Snow, Jr., Managing
                                     Executor
                                        Bank of Saipan, Executor
                              DHL MANAGEMENT SERVICES, INC.
                              LECTAIR PARTNERS
                                 By:  Planden Corp., G.P.
                              SUNAMERICA INC. (Formerly Broad, Inc.)
                              ELI BROAD
                              AMERICAN GENERAL CORPORATION
                                 DONALD STRUM
                              CONAIR LIMITED PARTNERS, L.P.
                              BONDO AIR LIMITED PARTNERSHIP
                                 By:  1992 Air, Inc.

                              By:  1992 AIR GP, as attorney-in-fact for
                                    the foregoing
                              By:  1992 Air, Inc., a Texas corporation,
                                        general partner

                                        By:
                                        Name:
                                        Title:

                              TRANSFERORS:

                              AIR SAIPAN, INC., a CNMI corporation


                              By:
                              Name:
                              Title:

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                              BONDERMAN FAMILY LIMITED PARTNERSHIP

                              By:
                              Name:
                              Title:

                              1992 AIR, INC., a Texas corporation

                              By:
                              Name:
                              Title:

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